UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2005

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Fair Lakes Court Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. Entry into a Material Definitive Agreement.

SRA International, Inc., a Delaware corporation (“SRA International”) announced that it has entered into a definitive Stock Purchase Agreement (the “Agreement”), dated as of June 9, 2005, by and among SRA International, Systems Research and Applications Corporation, a Virginia corporation, the shareholders of Galaxy Scientific Corp., and Galaxy Scientific Corp., a New Jersey corporation (“Galaxy”). The terms of the all cash agreement provide that SRA International will acquire all of the outstanding stock of Galaxy for $100 million, subject to adjustment at closing based on a minimum net asset value covenant. Approximately $15 million of the purchase price will be deposited in escrow to secure indemnification obligations of the former shareholders of Galaxy.

The parties to the Agreement intend to close the transaction after satisfaction of all the conditions to closing contained in the Agreement, including the expiration or termination of the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder.

Galaxy is a privately-held provider of systems engineering, information technology, and tactical communications services and solutions to the federal government founded in 1988. Galaxy focuses on Command, Control, Communications, Computers, and Intelligence (“C4I”) Tactical Systems; Information Assurance; Information Technology; Training Systems; Engineering Support; and Safety and Security Technologies. Galaxy serves customers throughout the federal government, including the Department of Defense (“DoD”), Department of Homeland Security (“DHS”), and the Federal Aviation Administration (“FAA”). Galaxy has approximately 450 employees. Revenue for the twelve months ended April 3, 2005 was approximately $90 million.

The foregoing description of the terms of the acquisition is qualified by reference to the Agreement, which is attached hereto as Exhibit 2.1. A copy of the press release, dated June 9, 2005, announcing the signing of the Agreement is attached hereto as Exhibit 99.1.

SECTION 8. OTHER EVENTS

ITEM 8.01. Other Events.

On June 13, 2005, SRA International, Inc. announced its earnings guidance for the full fiscal year 2006. The guidance includes the expected contribution of the pending Galaxy acquisition and the effect of compensation costs related to share-based payment transactions under Statement of Financial Accounting Standards No. 123 (revised 2004). The full text of the press release issued in connection with the announcement is attached as Exhibit 99.2 to this Current Report on Form 8-K.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Exhibit
2.1	Stock Purchase Agreement by and among SRA International Inc., a Delaware corporation, Systems Research and Applications Corporation, a Virginia corporation, the shareholders of Galaxy Scientific Corp., and Galaxy Scientific Corp., a New Jersey corporation, dated as of June 9, 2005. Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules of the Agreement are omitted. A list of such exhibits and schedules appears in the table of contents of the Agreement.

99.1	Press Release dated June 9, 2005, announcing the signing of a definitive agreement to acquire Galaxy Scientific Corporation.

99.2	Press Release dated June 13, 2005, announcing earnings guidance for fiscal year 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: June 15, 2005	/s/ STEPHEN C. HUGHES
Stephen C. Hughes
Senior Vice President of Finance and Administration and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement by and among SRA International Inc., a Delaware corporation, Systems Research and Applications Corporation, a Virginia corporation, the shareholders of Galaxy Scientific Corp., and Galaxy Scientific Corp., a New Jersey corporation, dated as of June 9, 2005. Pursuant to Item 601(b)(2) of
Regulation S-K, the exhibits and schedules of the Agreement are omitted. A list of such exhibits and schedules appears in the table of contents of the Agreement.

99.1	Press Release dated June 9, 2005, announcing the signing of a definitive agreement to acquire Galaxy Scientific Corporation.

99.2	Press Release dated June 13, 2005, announcing earnings guidance for fiscal year 2006.